Exhibit 99.1

Sino-Global Appoints New Chief Operating Officer and Chief Technology Officer

Roslyn, New York, January 29, 2021 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global” or the “Company”), a non-asset based global shipping and freight logistical integrated solutions provider, announced today the appointments, both effective January 28, 2021, of Mr. Lei Nie as the Company’s new Chief Operating Officer (“COO”) and of Mr. Xintang You as the Company’s new Chief Technology Officer (“CTO”). The current COO, Mr. Zhikang Huang, will continue to serve as a director of the Company and will become the Company’s Vice President – Operations. The current CTO, Mr. Yafei Li, will become the Company’s Vice President – Technology.

Mr. Nie has been an employee of Sino-Global since 2017, where he has served as the Company’s principal IT architect. Prior to joining Sino-Global, Mr. Nie was a senior architect in IBM China, where he acted as an iVIP Account Manager for IBM’s Asia Pacific/Greater China Group, an Advanced Technical Support Pureflex Team Leader and Lab Based Service Solution Architect from 2006 to 2017. Mr. Nie is the spouse of Ms. Tuo Pan, Sino-Global’s acting Chief Financial Officer.

Mr. You has more than twenty years of experience in semiconductors and intelligent hardware, cryptocurrency mining server design and ecology. From 2011 through 2020, Mr. You was the Chief Executive Officer of Shenzhen Rayshine Technology and Shenzhen Ethermicro Technology, two companies focused in the cryptocurrency industry. Mr. You has assisted with the development and establishment of Bitmain’s factory in Shenzhen, and his businesses have been strategic suppliers of Bitmain.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, stated, “Zhikang and Yafei have been vital to our operations for years. We are pleased that they will continue to support and strengthen Sino-Global as we seek new opportunities for growth in the future. Lei and Xintang bring with them experience in information technology, including in particular blockchain and cryptocurrency expertise, which we plan to explore to find ways to leverage these and other innovative technologies in our business platform. Such technologies may be key to the next steps in expanding our traditional logistics service expertise.”

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related services. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency services, shipping and chartering services, inland transportation management services and ship management services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.net. The Company routinely posts important information on its website.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transaction; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and SINO’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO’s operations, the demand for the SINO’s products and services, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the other public filings with the SEC by SINO.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. SINO’s SEC filings are available publicly on the SEC’s website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Tuo Pan

Acting Chief Financial Officer

1-718-473-2858

tina@sino-global.com